EXHIBIT 10.7

LOFTON PLACE APARTMENTS

TAMPA, FLORIDA

SIXTH AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS SIXTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (this “Amendment”) is made as of the 1st day of September, 2009, by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (“Seller”), with an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and NORTHVIEW REALTY GROUP INC., a Canadian corporation (“Purchaser”), with an office at 550 Sherbrook, Suite 1480, Montreal, OC Canada H3A 1B9.

RECITALS

A.    Seller and Purchaser entered into a Real Estate Sale Agreement dated as of June 8, 2009, as amended by that certain Reinstatement of and First Amendment to Real Estate Sale Agreement dated as of July 23, 2009, that certain Second Amendment to Real Estate Sale Agreement dated as of August 6, 2009, that certain Third Amendment to Real Estate Sale Agreement dated as of August 11, 2009, that certain Fourth Amendment to Real Estate Sale Agreement dated as of August 12, 2009 and that certain Fifth Amendment to Real Estate Sale Agreement dated as of August 13, 2009 (the “Fifth Amendment”) (collectively, as amended, the “Agreement”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller the Property (as defined in the Agreement).

B.    Seller and Purchaser have agreed to modify the terms of the Agreement as set forth in this Amendment.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.    Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein as a substantive part of this Amendment. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement. Section numbers refer to the corresponding section numbers in the Agreement.

2.    Zoning. Purchaser and Seller hereby acknowledge and agree that the Minor Change Deadline is hereby extended until 5:00 p.m. (Chicago time) on September 14, 2009 and all terms, covenants and conditions of Section 2 of the Fifth Amendment shall otherwise apply.

3.    Closing Date. Seller and Purchaser hereby agree to amend the Agreement to provide that the Closing Date provided in Section 4.1 of the Agreement shall be extended to occur through escrow at 11:00 am. (Chicago time) on September 24, 2009.

4.    Effectiveness of Agreement. Except as modified by this Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

5.    Counterparts. This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing.

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IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first above written.

SELLER:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership,

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Jason Babcock
	Name:	Jason Babcock
	Its:	Vice President

PURCHASER:

NORTHVIEW REALTY GROUP INC., a Canadian corporation

By:	/s/ Doug Reim
Name:	Doug Reim
Its:	Principal